Exhibit 99.1

QUESTAR NET INCOME UP 23% IN FIRST QUARTER 2008

Company Raises 2008 Net Income and Production Guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) net income grew 23% in the first quarter of 2008 to $185.8 million, or $1.05 per diluted share compared to $151.1 million, or $0.86 per diluted share, for the first quarter of 2007.

NET INCOME BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended
	March 31,
	2008	2007	% Change
Market Resources
Questar E&P	$ 96.5	$ 77.2	25%
Wexpro	16.2	13.9	17
Gas Management	18.5	12.4	49
Energy Trading and other	8.1	6.0	35
Market Resources Total	139.3	109.5	27

Questar Pipeline	15.9	11.2	42
Questar Gas	30.6	29.1	5
Corporate	0.0	1.3
QUESTAR CORPORATION TOTAL	$185.8	$151.1	23%

Earnings per diluted share	$ 1.05	$ 0.86
Average diluted shares	176.2	175.6

“We’re off to a good start in 2008,” said Keith O. Rattie, Questar Chairman, President and CEO. “Accordingly, we’re raising 2008 net income and production guidance.”

First Quarter 2008 Highlights

•

Questar E&P grew natural gas, oil and natural gas liquids (NGL) production 13% to 39.5 billion cubic feet of natural gas equivalent (Bcfe) compared to 34.9 Bcfe for the 2007 period. Natural gas comprised 88% of reported production volumes.

•

Questar E&P completed the purchase of two producing properties in northwest Louisiana on February 29, 2008. The properties added about 1.1 Bcfe of net production in March 2008.

•

Realized natural gas prices at Questar E&P increased $0.57 per thousand cubic feet (Mcf), or 9%, and realized crude oil and NGL prices increased $25.57 per barrel (bbl), or 53%. Natural gas hedges increased reported revenues by $6.9 million, while oil hedges decreased revenues by $7.4 million.

•

Net mark-to-market gains on natural gas basis-only hedges increased net income $8.5 million in the 2008 quarter compared to an increase of $7.4 million in the year-earlier period.

•

Wexpro grew its investment base 19% to $314.5 million at March 31, 2008. Wexpro produced 11.0 Bcf of cost-of-service gas for delivery to affiliate Questar Gas compared to 11.3 Bcf in the 2007 quarter.

•

Gas Management net income growth was driven by higher gathering and processing margins. Net processing revenues increased 70% to $20.1 million due to increased volumes and a higher frac spread. Fee-based processing volumes increased 64%.

•

Energy Trading net income rose 35% to $8.1 million, driven primarily by increased trading and storage margins related to volatile natural gas prices in the Rockies. Gross marketing margin totaled $12.0 million compared to $8.9 million in the year-ago period.

•

Questar Pipeline grew net income 42% in the first quarter of 2008, to  $15.9 million compared to $11.2 million in the year-ago period, driven by higher transportation revenues from expansion projects completed in the fourth-quarter of 2007. Questar Pipeline placed the Overthrust Pipeline Wamsutter expansion in western Wyoming into service in December 2007. Questar Pipeline also placed its southern system expansion serving the Uinta Basin in eastern Utah into service in November 2007.

•

Questar Gas net income increased 5% to $30.6 million from a year ago, primarily due to a 2.4% increase in customers to 881,900 on March 31, 2008. The utility earns the majority of its annual net income in the first quarter.

•

Questar earned a 15.8% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended March 31, 2008. Market Resources ROA was 19.0%; Questar Pipeline ROA was 10.0%; and Questar Gas ROA was 7.8%.

Questar Raises 2008 Net Income and Production Guidance

Questar now expects full-year 2008 net income to range from $3.25 to $3.40 per diluted share compared to previous guidance of $3.05 to $3.20 per diluted share. The company also expects Questar E&P 2008 production to range from 166 to 169 Bcfe compared to previous guidance of 160 to 163 Bcfe. The revised production forecast is primarily due to improved drilling performance at Pinedale and additional non-operated drilling activity in the Midcontinent region. The company’s revised guidance now assumes that the NYMEX/Rockies basis differential will range from $2.50 to $3.00 per MMBtu for the remainder of 2008, compared to $1.20-$1.45 per MMBtu assumed in previous guidance. The guidance assumes the NYMEX price will range from $10.00 to $11.00 per MMBtu for currently unhedged 2008 natural gas production for the rest of the year, and the prompt-month NYMEX crude oil price will range from $105 to $115 per barrel for unhedged crude oil volumes. The company’s guidance also excludes one-time items and assumes hedges in place on the date of this release. Other assumptions are summarized in the table below:

Guidance Assumptions

	2008	2008
	Current	Previous
Earnings per diluted share	$3.25-$3.40	$3.05-$3.20
Average diluted shares (millions)	176.2	176.2
Questar E&P production – Bcfe	166-169	160-163
Pinedale well completions	70-75	60-65
NYMEX gas price per MMBtu(a)	$10.00-$11.00	$9.00-$10.00
NYMEX crude oil price per bbl(a)	$105.00-$115.00	$95.00-$100.00
NYMEX/Rockies basis differential per MMBtu(a)	$3.00-$2.50	$1.45-$1.20
NYMEX/Midcontinent basis differential per MMBtu(a)	$1.60-$1.35	$1.25-$1.00
(a) On unhedged volumes for the remainder of 2008

•

Questar E&P has hedged about 80% of forecast natural gas and oil-equivalent production for the remainder of 2008 with fixed-price swaps. Additionally, the company has hedged about 2% of its forecast remainder of 2008 production with natural gas basis-only swaps (see table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2008 would result in about a $0.01 change in earnings per diluted share.

•

The company also estimates that a $10.00 per barrel change in the average NYMEX price of oil for the remainder of 2008 would result in about a $0.04 change in earnings per diluted share.

Questar E&P Net Income Increases 25% in First Quarter 2008

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 39.5 Bcfe in the 2008 period compared to 34.9 Bcfe in the 2007 period, a 13% increase. Higher realized natural gas, crude oil and NGL prices and growing production more than offset a 17% increase in average production costs. Net mark-to-market gains on natural gas basis-only swaps increased net income $8.5 million in the 2008 quarter compared to $7.4 million in the 2007 quarter.

Questar E&P – Production by Region

	3 Months Ended
	March 31,
	(Bcfe)
	2008	2007	Change
Pinedale Anticline	13.3	12.1	10%
Uinta Basin	6.7	6.0	12
Rockies Legacy	4.9	4.5	9
Subtotal – Rocky Mountains	24.9	22.6	10
Midcontinent	14.6	12.3	19
Total Questar E&P	39.5	34.9	13%

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended
	March 31,
	2008	2007	Change
Realized natural gas price ($ per Mcf)	$6.90	$ 6.33	9%
Natural gas hedging impact ($ per Mcf)	0.20	0.98

Realized oil and NGL price ($ per bbl)	$74.18	$48.61	53%
Oil and NGL hedging impact ($ per bbl)	(9.37)	1.26

Net mark-to-market gains on basis-only swaps ($ millions)
Pre-tax	$13.7	$11.8
After-tax	$8.5	$7.4

Questar may enter into derivative transactions on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect cash flow and net income from a decline in commodity prices. The company uses natural gas basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 17% compared to the 2007 first quarter.

Questar E&P – Production Costs

	3 Months Ended
	March 31,
	(per Mcfe)
	2008	2007	Change
Depreciation, depletion and amortization	$1.82	$1.69	8%
Lease operating expense	0.71	0.59	20
General and administrative expense	0.36	0.35	3
Allocated interest expense	0.26	0.18	44
Production taxes	0.68	0.47	45
Production costs	$3.83	$3.28	17%

•

Production volume-weighted average depreciation, depletion and amortization (DD&A) rate per Mcfe increased due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment. The DD&A rate also increased due to the ongoing depletion of older, lower-cost reserves and the increasing component of Questar E&P production derived from higher-cost fields such as Elm Grove in the Midcontinent and the Vermillion and Uinta basins in the Rockies.

•

Lease operating expense per Mcfe increased due to higher costs of materials and consumables, increased produced-water disposal costs and increased well-workover activity.

•

General and administrative expense per Mcfe increased due to higher labor expenses.

•

Allocated interest expense per unit of production increased in the 2008 period primarily due to financing costs related to the acquisition of natural gas development properties.

•

Production taxes per Mcfe were higher due to higher natural gas and oil sales prices in the 2008 period. The company pays production taxes based on sales prices, before the impact of hedges.

Wexpro Net Income Up 17% in First Quarter 2008

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for affiliate Questar Gas – reported net income of $16.2 million compared to $13.9 million in the prior-year period, a 17% increase. Wexpro results benefited from a higher average investment base compared to the prior-year period. Wexpro investment base at March 31, 2008, was $314.5 million compared to $263.4 million a year ago, a 19% increase.

Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Up 49% in First Quarter 2008

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – reported net income of $18.5 million compared to $12.4 million in the prior-year period, a 49% increase, driven by higher gathering and processing margins. Net processing revenues increased 70% to $20.1 million due to increased processing volumes and higher NGL prices. Gas Management grew fee-based gas-processing volumes 64% in the first quarter to 50.2 million MMBtu from the 2007 period. Gas Management grew fee-based gas-processing revenues 52% compared to the year-ago quarter, while gross margin from keep-whole processing increased 82% or $5.5 million. Approximately 78% of Gas Management net operating revenue (total revenue less processing plant-shrink) was derived from fee-based contracts compared to 83% in the 2007 period.

Questar Pipeline Net Income Up 42% in First Quarter 2008

Questar Pipeline – which provides interstate natural gas transportation and storage services – reported net income of $15.9 million compared to $11.2 million in the prior-year period, a 42% increase, primarily from system expansions placed in service late in 2007. Total pipeline revenues increased $11.9 million or 23%, driven by higher transportation services, while operating, maintenance, general and administrative expenses increased 13% due to additional operating costs for new transportation and gas processing facilities.

Questar Gas Net Income Up 5% in First Quarter 2008

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported net income of $30.6 million compared to $29.1 million in the prior-year period, a 5% increase, primarily as a result of new-customer growth. Operating, maintenance, general and administrative expenses totaled $37 per customer in the first quarter of 2008 compared to $38 per customer in the 2007 period. At March 31, 2008, Questar Gas served 881,900 customers, up 21,000 or 2.4% from March 31, 2007.

First Quarter 2008 Earnings Teleconference

Questar management will discuss first quarter 2008 results and the outlook for the remainder of 2008 in a conference call with investors Tuesday, April 29, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $13 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – April 28, 2008

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) Fixed-Price Swaps			Average Price Per Mcf, Net to the Well
2008
Second quarter	19.2	12.5	31.7	$7.05	$8.26	$7.53
Second half	40.2	26.3	66.5	7.06	8.32	7.56
Remainder of 2008	59.4	38.8	98.2	7.06	8.30	7.55

2009
First half	32.7	29.5	62.2	$7.24	$8.12	$7.66
Second half	33.3	30.0	63.3	7.24	8.12	7.66
12 months	66.0	59.5	125.5	7.24	8.12	7.66

2010
First half	6.7	26.2	32.9	$6.88	$8.09	$7.84
Second half	6.8	26.6	33.4	6.88	8.09	7.84
12 months	13.5	52.8	66.3	6.88	8.09	7.84

				Estimated
	Gas (Bcf) Basis-Only Swaps			Average Basis Per Mcf vs. NYMEX
2008
Second quarter	0.8		0.8	$1.83		$1.83
Second half	1.7		1.7	1.83		1.83
Remainder of 2008	2.5		2.5	1.83		1.83

2009
First half	4.2	1.7	5.9	$1.35	$1.08	$1.27
Second half	4.3	1.7	6.0	1.35	1.08	1.27
12 months	8.5	3.4	11.9	1.35	1.08	1.27

2010
First half	5.1	1.6	6.7	$2.68	$0.94	$2.25
Second half	5.2	1.7	6.9	2.68	0.94	2.25
12 months	10.3	3.3	13.6	2.68	0.94	2.25

2011
First half	6.7		6.7	$1.83	$1.83
Second half	6.9		6.9	1.83	1.83
12 months	13.6		13.6	1.83	1.83

Hedge Positions – April 28, 2008

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Oil (Mbbl) Fixed-Price Swaps			Average Price Per Bbl, Net to the Well

2008
Second quarter	210	109	319	$67.39	$70.77	$68.55
Second half	423	221	644	67.39	70.77	68.55
Remainder of 2008	633	330	963	67.39	70.77	68.55

2009
First half	217	145	362	$60.55	$66.55	$62.95
Second half	221	147	368	60.55	66.55	62.95
12 months	438	292	730	60.55	66.55	62.95

# # #

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended March 31,
	2008	2007
	(in millions, except per share amounts)
REVENUES
Market Resources	$610.2	$433.9
Questar Pipeline	44.7	31.7
Questar Gas	390.2	406.5
Total Revenues	1,045.1	872.1

OPERATING EXPENSES
Cost of natural gas and other products sold	448.6	392.4
Operating and maintenance	89.7	77.7
General and administrative	40.5	37.2
Production and other taxes	40.8	29.8
Depreciation, depletion and amortization	110.7	91.1
Exploration	3.5	2.0
Abandonment and impairment	2.6	2.0
Total Operating Expenses	736.4	632.2
Net gain (loss) from asset sales	(0.1)	0.4
OPERATING INCOME	308.6	240.3
Interest and other income	2.0	3.0
Minority interest	(2.4)
Income from unconsolidated affiliates	0.2	2.2
Net mark-to-market gain on basis-only swaps	13.7	11.8
Interest expense	(25.6)	(18.0)
INCOME BEFORE INCOME TAXES	296.5	239.3
Income taxes	110.7	88.2
NET INCOME	$185.8	$151.1

EARNINGS PER COMMON SHARE
Basic	$1.08	$0.88
Diluted	1.05	0.86
Weighted average common shares outstanding
Used in basic calculation	172.4	171.6
Used in diluted calculation	176.2	175.6
Dividends per common share	$0.1225	$0.1175

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended March 31,
	2008	2007
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$299.7	$229.8
Wexpro	8.3	6.5
Gas Management	63.1	44.0
Energy Trading and other	239.1	153.6
Market Resources total	610.2	433.9
Questar Pipeline	44.7	31.7
Questar Gas	390.2	406.5
	$1,045.1	$872.1

Revenues from Affiliated Companies
Wexpro	$46.4	$40.7
Gas Management	5.8	4.3
Energy Trading and other	181.7	156.0
Market Resources total	233.9	201.0
Questar Pipeline	19.5	20.6
Questar Gas	2.0	1.1
	$255.4	$222.7

Operating Income
Questar E&P	$152.0	$117.1
Wexpro	25.4	21.4
Gas Management	33.1	18.8
Energy Trading and other	12.2	8.2
Market Resources total	222.7	165.5
Questar Pipeline	32.5	23.8
Questar Gas	53.4	50.9
Corporate		0.1
	$308.6	$240.3

Net Income
Questar E&P	$96.5	$77.2
Wexpro	16.2	13.9
Gas Management	18.5	12.4
Energy Trading and other	8.1	6.0
Market Resources total	139.3	109.5
Questar Pipeline	15.9	11.2
Questar Gas	30.6	29.1
Corporate		1.3
	$185.8	$151.1

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended March 31,
	2008	2007
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	34.8	30.9
Oil and natural gas liquids (MMbbl)	0.8	0.7
Total production (Bcfe)	39.5	34.9
Average daily production (MMcfe)	433.8	388.2
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$6.90	$6.33
Oil and NGL (per bbl)	$74.18	$48.61
Wexpro investment base at March 31, net of
depreciation and deferred income taxes (millions)	$314.5	$263.4
Natural gas processing volumes
NGL sales (MMgal)	21.4	17.8
NGL sales price (per gal)	$1.21	$0.88
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	24.7	8.6
For affiliated customers	25.5	22.0
Total fee-based processing volumes	50.2	30.6
Fee-based processing (per MMBtu)	$0.14	$0.15
Natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	51.3	39.6
For affiliated customers	37.3	37.5
Total gathering	88.6	77.1
Gathering revenue (per MMBtu) (1)	$0.32	$0.30
Natural gas and oil marketing volumes (MMdthe)
For unaffiliated customers	26.5	25.6
For affiliated customers	27.1	27.3
Total marketing	53.6	52.9
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	129.8	76.9
For Questar Gas	43.2	42.1
For other affiliated customers	0.9	4.7
Total transportation	173.9	123.7
Transportation revenue (per dth)	$0.25	$0.25
Firm-daily transportation demand at March 31, (Mdth)	3,169	2,233
Natural gas processing
NGL sales (MMgal)	2.5	2.5
NGL sales price (per gal)	$1.61	$0.97
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	49.9	45.9
Industrial	0.4	0.4
Transportation for industrial customers	16.0	9.9
Total industrial	16.4	10.3
Total deliveries	66.3	56.2
Natural gas revenue (per dth)
Residential and commercial sales	$7.53	$8.54
Industrial	6.57	6.86
Transportation for industrial customers	$0.14	$0.23
Temperatures - colder than normal	12%	4%
Temperature-adjusted usage per customer (dth)	49.2	48.6
Customers at March 31, (thousands)	881.9	860.9
(1) one MMBtu = one dth

QUESTAR CORPORATION PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$14.2
Accounts receivable, net	$424.9	417.8
Assets held for resale	20.0
Fair value of derivative contracts	0.2	78.1
Inventories	79.0	115.0
Prepaid expenses and other	36.6	33.8
Deferred income taxes - current	105.4
Total Current Assets	666.1	658.9
Property, Plant and Equipment	8,800.0	7,741.9
Accumulated depreciation, depletion and amortization	(2,753.6)	(2,643.3)
Net Property, Plant and Equipment	6,046.4	5,098.6
Investment in unconsolidated affiliates	19.7	52.8
Goodwill	70.7	70.7
Fair value of derivative contracts	21.7	7.8
Other noncurrent assets, net	58.5	55.4
Total Assets	$6,883.1	$5,944.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$3.8
Short-term debt	152.0	$260.6
Accounts payable and accrued expenses	511.5	564.5
Fair value of derivative contracts	220.1	9.3
Purchased-gas adjustment	16.5	58.1
Deferred income taxes - current		4.9
Current portion of long-term debt	58.3	101.3
Total Current Liabilities	962.2	998.7
Long-term debt, less current portion	1,871.1	1,021.2
Deferred income taxes	1,018.6	942.4
Fair value of derivative contracts	45.3	22.1
Other long-term liabilities	403.4	381.9
Minority interest	29.8
Common Shareholders' Equity	2,552.7	2,577.9
Total Liabilities and Common Shareholders' Equity	$6,883.1	$5,944.2

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended March 31,
	2008	2007
	(in millions)
Operating activities
Net income	$185.8	$151.1
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	112.6	92.8
Deferred income taxes	68.6	40.5
Share-based compensation	4.0	2.8
Abandonment and impairment	2.6	2.0
Net (gain) loss from asset sales	0.1	(0.4)
Minority interest	2.4
Income from unconsolidated affiliates	(0.2)	(2.2)
Distributed income from unconsolidated affiliates	0.1	3.1
Net mark-to-market (gain) on basis swaps	(13.7)	(11.8)
Change in operating assets and liabilities	(39.4)	31.7
Net cash provided from operating activities	322.9	309.6

Investing activities
Capital expenditures	(1,010.3)	(258.7)
Cash used in disposition of assets	(2.7)	(0.3)
Proceeds from disposition of assets	0.4	4.3
Net cash used in investing activities	(1,012.6)	(254.7)

Financing activities
Common stock	(7.8)	(1.7)
Long-term debt issued, net of issuance costs	996.5
Long-term debt repaid	(193.0)
Change in short-term debt	(108.6)	(40.0)
Checks outstanding in excess of cash balances	3.8
Other	(1.3)
Dividends paid	(21.2)	(20.2)
Excess tax benefits from share-based compensation	7.1	4.8
Net cash provided from (used in) financing activities	675.5	(57.1)

Change in cash and cash equivalents	(14.2)	(2.2)
Beginning cash and cash equivalents	14.2	24.6
Ending cash and cash equivalents	$ -	$22.4